UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 27, 2022

Date of Report (Date of earliest event reported)

DELEK LOGISTICS PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35721	45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)

(615) 771-6701

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interests	DKL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Succession Plan

On March 28, 2022, Delek Logistics Partners, LP (the “Partnership”) announced a CEO succession plan under which Ezra Uzi Yemin, the current President and Chief Executive Officer of the Partnership’s general partner, Delek Logistics GP, LLC (the “General Partner”), will become Executive Chairman of the Board of Directors (the “Board”) of the General Partner. Under the succession plan, the Board has approved the appointment of Avigal Soreq as the next President of the General Partner, to be effective in June 2022. This announcement coincides with the announcement by Delek US Holdings, Inc. (“Delek US”) that Mr. Soreq will succeed Mr. Yemin as the President and Chief Executive Officer of Delek US.

Mr. Soreq, age 44, has been the Chief Executive Officer of El Al Israel Airlines, the national airline of Israel, since January 2021. Prior to that, he served as an Executive Vice President of the General Partner and Delek US from 2015 until 2021, and as a Vice President from 2012 until 2015. Mr. Soreq also served as the Chief Operating Officer of Delek US from March 2020 until January 2021, and its Chief Commercial Officer from November 2016 until March 2020. In addition, Mr. Soreq served as an Executive Vice President of Delek Logistics GP, LLC from 2015 until 2021, and as a Vice President of Delek Logistics GP, LLC from 2012 until 2015. Prior to joining Delek US, Mr. Soreq worked for SunPower Corporation (NASDAQ: SPWR), and previously as a senior finance and business consultant for Trabelsy & Co., and as a consultant in the corporate finance department for KPMG’s Tel-Aviv office. His past experience includes service in the Israeli Air Force in various roles between 1996 and 2004, where he reached the rank of Major. Mr. Soreq is a certified public accountant in Israel.

Additional Leadership Appointment

Effective March 27, 2022, the Board named Todd O’Malley the Chief Operating Officer of the General Partner. This appointment coincides with the appointment of Mr. O’Malley as the Chief Operating Officer of Delek US. Mr. O’Malley has served as an Executive Vice President and the Chief Commercial Officer of Delek US since March 2021. From January 2018 until February 2021, Mr. O’Malley served as President of TKO Energy Enterprises, Inc., an advisory services firm specializing in the petrochemical and renewable energy industries. From April 2020 until February 2021, Mr. O’Malley served as President and CEO of Citizens Companies, a consulting and investment concern active in the petrochemical and renewable energy industries. Mr. O’Malley previously served as the EVP and Chief Commercial Officer of Gulf Oil LP, President of the general partner of PBF Logistics LP, a master limited partnership active in the midstream sector of the oil and gas industry, as well as positions of increasing responsibility at PBF Energy, Inc.

Item 7.01 Regulation FD Disclosure.

A copy of the Partnership’s press release announcing the executive leadership changes discussed above is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press release issued March 28, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2022	DELEK LOGISTICS PARTNERS, LP

/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer